UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2008

infoGROUP Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19598 (Commission File Number)	47-0751545 (IRS Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska		68127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 593-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On August 19, 2008, infoGROUP Inc. (the “Company”) issued a press release announcing that its 2008 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on October 23, 2008 at 3:00 p.m., local time, at the Company’s facility located at 951 Mariners Island Blvd., Suite #130, San Mateo, CA 94404. Stockholders of record as of the close of business on September 19, 2008 are entitled to notice of and to vote at the Annual Meeting.
This announcement constitutes public disclosure of the date of the Annual Meeting for purposes of Article II, Section 9 and Article III, Section 4 of infoGROUP’s bylaws. A copy of infoGROUP’s bylaws may be obtained from the Corporate Secretary of infoGROUP by submitting a request to infoGROUP Inc., 5711 S. 86th Circle, Omaha, NE 68127, Attention: John Longwell; Phone: (402) 593-4500.
The Annual Meeting date represents a change of more than 30 days from the anniversary of infoGROUP’s 2007 Annual Meeting of Stockholders. As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, infoGROUP has set a new deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in infoGROUP’s proxy materials for the Annual Meeting. The new deadline for the submission of any stockholder proposals is the close of business on September 3, 2008. Such proposals should be delivered to the Corporate Secretary of infoGROUP at the following address: infoGROUP Inc., 5711 S. 86th Circle, Omaha, NE 68127, Attention: John Longwell. infoGROUP recommends that such proposals be sent by certified mail, return receipt requested. Such proposals also will need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in infoGROUP’s proxy materials, and may be omitted if not in compliance with applicable requirements.
The description of the press release set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed pursuant to Item 8.01:

Exhibit No.	Description
99.1	Press Release, dated August 19, 2008, relating to the date and location of the Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
infoGROUP Inc.

By:	/s/ John H. Longwell John H. Longwell
Secretary and Acting Executive Vice President for Business Conduct and General Counsel
Date: August 19, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 19, 2008, relating to the date and location of the Annual Meeting.